Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF

IEC ELECTRONICS CORP.

A DELAWARE CORPORATION

(hereinafter called the “Corporation”)

Dated: October 5, 2021

Addendum

Register of Amendments to the Amended and Restated By-Laws

(ii)

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AMENDED AND RESTATED BY-LAWS

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ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors or the Chief Executive Officer, or if not so designated, at the registered office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law”). If so authorized, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meeting. Unless Directors are elected by written consent in lieu of an annual meeting as permitted by law and these Amended and Restated By-Laws (these “By-Laws”), an annual meeting of stockholders may be held at such date and time, and by such means of remote communication, if any, as shall be designated from time to time by the Board of Directors or the Chief Executive Officer, at which meeting the stockholders shall elect a board of directors and shall transact such other business as may be properly brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the Certificate of Incorporation, be called by the Board of Directors or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding a majority of voting power of the outstanding capital stock entitled to vote generally in an election of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 5. Voting List. The Corporation shall prepare at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by remote communication, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws. Where a separate vote by a class or classes is required, one-third of the voting power of the outstanding shares of such class or classes, present in person or by remote communication, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If no quorum shall be present or represented at any meeting of stockholders, such meeting may be adjourned in accordance with Section 7 hereof, until a quorum shall be present or represented.

Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or by remote communication, or represented by proxy at the meeting and entitled to vote (whether or not a quorum is present), or by any officer entitled to preside at or to act as Secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided that a quorum either was present at the original meeting or is present at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Action at Meetings. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock present in person or by remote communication, or represented by proxy, entitled to vote and voting on the matter (or where a separate vote by a class or classes is required, the affirmative vote of the majority of voting power of the shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of Directors) brought before such meeting, unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The shares of stock of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares present in person or by remote communication, or represented by proxy at the meeting, entitled to vote and voting on the election of Directors.

Section 9. Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power upon the matter in question held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 10. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes herein, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE II

DIRECTORS

Section 1. Number, Election, Tenure and Qualification. The number of Directors which shall constitute the whole Board of Directors shall be not less than one. Within such limit, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of stockholders, or by written consent in lieu of an annual or special meeting of the stockholders (provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action), except as provided in section 3 of this Article II, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

Section 2. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, subject to such Director’s earlier death, resignation, disqualification or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or these By-Laws, may exercise the powers of the full Board of Directors until the vacancy is filled.

Section 3. Resignation and Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of Directors, unless otherwise specified by law or the Certificate of Incorporation.

Section 4. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 5. Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall, when present, preside at all meetings of the stockholders and the Board of Directors. He shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in him by the Board of Directors.

Section 6. Place of Meetings. The Board of Directors may hold meetings of the Board of Directors, both regular and special, either within or without the State of Delaware.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such meeting. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, Secretary, or on the written request of two (2) or more Directors, or by one director in the event that there is only one director in office. Two (2) days’ notice to each director, either personally or by telegram, cable, telecopy, electronic mail, commercial delivery service, telex or similar means sent to his business or home address, or three (3) days’ notice by written notice deposited in the mail, shall be given to each director by the Secretary or by the officer or one of the Directors calling the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 9. Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of Directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. For purposes of this section, the term “entire board” shall mean the number of Directors last fixed by the stockholders or Directors, as the case may be, in accordance with law and these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not the number or numbers present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) adopting, amending or repealing the By-Laws of the Corporation or any of them or (b) approving or adopting, or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval (other than the election or removal of directors). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the conduct of its business by the Board of Directors.

Section 13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix from time to time the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

ARTICLE III

OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including a Chairman of the Board, one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. If authorized by resolution of the Board of Directors, the Chief Executive Officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2. Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the Chief Executive Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so, except that any officer appointed by the Chief Executive Officer may also be removed at any time, with or without cause, by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering his written resignation to the Corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3. President. The President shall be the Chief Operating Officer of the Corporation. He shall also be the Chief Executive Officer unless the Board of Directors otherwise provides. If no Chief Executive Officer shall have been appointed by the Board of Directors, all references herein to the “Chief Executive Officer” shall be to the President. The President shall, unless the Board of Directors provides otherwise in a specific instance or generally, preside, in the absence of the Chairman of the Board, at all meetings of the stockholders and the Board of Directors, have general and active management of the business of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4. Vice-Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President, or if there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors or the Chief Executive Officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 5. Secretary. The Secretary shall have such powers and perform such duties as are incident to the office of Secretary. The Secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be from time to time prescribed by the Board of Directors or Chief Executive

Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 6. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, the Chief Executive Officer or the Secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or Directors, the person presiding at the meeting shall designate a temporary or acting Secretary to keep a record of the meeting.

Section 7. Treasurer. The Treasurer shall perform such duties and shall have such powers as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, when the Chief Executive Officer or Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 8. Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, the Chief Executive Officer or the Treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

Section 9. Bond. If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

ARTICLE IV

NOTICES

Section 1. Manner of Notice.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law.

(b) Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the corporation.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 1(c), shall be deemed to have consented to receiving such single written notice.

Section 2. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE V

INDEMNIFICATION

Section 1. Actions other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Notwithstanding the first sentence of this Section 1, the Corporation shall be required to indemnify any person described in this Section 1 of Article V in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors of the Corporation.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding the first sentence of this Section 2, the Corporation shall be required to indemnify any person described in this Section 2 in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors of the Corporation.

Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by a majority vote of Directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested Directors or if a majority of disinterested Directors so directs, by independent legal counsel (who may be regular legal counsel to the Corporation) in a written opinion, or (3) by the stockholders of the Corporation.

Section 5. Advance Payment. The Corporation shall pay the expenses (including attorneys’ fees) incurred by any person described in Section 1 or 2 of this Article V in defending a pending or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of any person described in said Section to repay all amounts advanced if it should be ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article V.

Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The Board of Directors may authorize, by a vote of the majority of the full Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 8. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Severability. If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 10. Intent of Article. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates of Stock. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate, signed by any two (2) authorized officers of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section 10 of Article I. If no record date is fixed and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CERTAIN TRANSACTIONS

Section 1. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a)

The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)

The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Quorum. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction pursuant to Section 1 of this Article VII.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves. The Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board of Directors.

Section 6. Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 7. Electronic Signatures, etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law, the Certificate of Incorporation or these By-laws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting.

Register of Amendments to the Amended and Restated By-Laws

Date	Section Affected	Change